EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into November 7, 2025 and effective as of November 10, 2025 by and between IonQ, Inc., a Delaware corporation (“IonQ”) and the undersigned (the “Holder”).

RECITALS

WHEREAS, IonQ and the Holder are parties to that certain agreement dated the date hereof (as may be amended, restated or modified from time to time, the “Agreement”), pursuant to which IonQ is issuing 2,108,993 shares of common stock, par value $0.0001, of IonQ (“IonQ Common Stock”) to the Holder.

NOW, THEREFORE, in consideration of the covenants and other agreements of each party contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.                  Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a)               “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)               “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by IonQ with the SEC.

(c)               “Holder” has the meaning given to such term in the recitals.

(d)               “Registrable Securities” means, (i) the number of shares of IonQ Common Stock issued to the Holder pursuant to the Agreement and (ii) any IonQ Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above; provided, however, that shares of IonQ Common Stock held by the Holder shall cease to be Registrable Securities (x) after the Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the Registration Statement and with Section 2 hereof or (y) at such time as the Holder is eligible to sell such securities without registration and, under Rule 144 of the Securities Act, without any limitation as to volume or manner of sale limitations thereunder.

(e)               “Securities Act” means the Securities Act of 1933, as amended.

(f)                “SEC” means the United States Securities and Exchange Commission.

2.                  Registration of Offers and Sales of Registrable Securities.

(a)               Subject to applicable Law, on or as soon as practicable after the Effective Date, IonQ shall file a registration statement on Form S-3 (or any similar provisions then in force) promulgated under the Securities Act (or if Form S-3 is not available for purposes of registering the resale of the Registrable Securities, then on another appropriate form) (the “Registration Statement”) registering the resale of all Registrable Securities; provided that, IonQ’s obligation to include the Registrable Securities of the Holder in the Registration Statement shall be expressly conditioned upon IonQ’s prior receipt of all information and materials regarding the Holder as specified in Section  7 and the taking of all action reasonably required to be taken by the Holder. In lieu of filing such Registration Statement, IonQ may, in accordance with Section 10 hereof and on the same timeframe identified in this Section 2(a) above, file a prospectus supplement (covering the resale of all Registrable Securities) which supplements a prospectus contained in an effective registration statement which has already been filed by IonQ.

(b)               Notwithstanding Section 2(a) or Section 2(c): (i)(A) IonQ shall not be required to file the Registration Statement contemplated by Section 2(a) during any trading “blackout” period under IonQ’s securities trading policies, (B) IonQ shall not be required to file the Registration Statement contemplated by Section 2(a) if IonQ, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by IonQ of material nonpublic information that IonQ is not otherwise obligated to disclose or that is not reasonably available, and (C) IonQ shall not be deemed to have breached its obligations hereunder or under the Agreement if IonQ shall fail to fulfill its obligations under Section 2(a) at a time when sales of IonQ Common Stock have been suspended globally under IonQ’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules, provided, that if IonQ delays the filing of the Registration Statement pursuant to this Section (b), it shall use commercially reasonable efforts to file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led IonQ to delay such filing; and (ii) in the event that IonQ has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then IonQ shall not be required to file the Registration Statement contemplated by Section 2(a) until IonQ shall have received such consents, provided, that IonQ has used commercially reasonable efforts to obtain such consents.

(c)               IonQ shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC), and keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, (B) such time as the Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale under applicable Law, or (C) the six-month anniversary of the Effective Date; (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the

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Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iii) furnish to the Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as the Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by the Holder thereunder, but only while IonQ shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iv) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, provided, however, that IonQ shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process); and (v) notify the Holder, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC.

3.                  Suspension of Offers and Sales of Registrable Securities under Registration Statement. At any time from and after the effective date of the Registration Statement, IonQ may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and the Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to the Holder of Registrable Securities (such delivery shall be made to the Holder’s address set forth in the Agreement) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because IonQ, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by IonQ of material nonpublic information concerning IonQ, the disclosure of which at the time is not, in the good faith opinion of IonQ, in the best interests of IonQ; provided, however, IonQ may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for more than sixty (60) days in the aggregate in any one (1) year period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, IonQ shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify the Holder of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, the Holder shall immediately suspend its use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from IonQ pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. The Holder shall keep the fact that IonQ has delivered a Suspension Notice confidential. IonQ shall not be permitted to register under the Securities Act any equity securities of IonQ for its own account or held by other Persons during any such suspension period. IonQ shall not, without the prior written consent of the Holder, disclose to the Holder any material non-public information related to the Suspension Notice.

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4.                  Fees and Expenses. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Agreement, including all SEC fees, blue sky registration and filing fees, New York Stock Exchange notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of IonQ’s outside counsel and independent accountants shall be paid by IonQ. Notwithstanding anything herein to the contrary, IonQ shall not be responsible for selling expenses of the Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of Registrable Securities, and (v) fees and disbursements of legal counsel, financial advisors, accountants, and other professionals for the Holder, each of which shall be the responsibility of the Holder.

5.                  Indemnification.

(a)               To the extent permitted by applicable Law, IonQ shall indemnify and hold harmless the Holder, and each of its directors, officers, partners, members and employees and other agents and representatives, and each person controlling the Holder within the meaning of Section 15 of the Securities Act (each, a “Holder Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, from and against all losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by IonQ of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to IonQ in connection with any such registration, qualification or compliance, and IonQ shall reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that IonQ shall not be required to indemnify, hold harmless, or otherwise be liable to any Holder Indemnified Party, in each case, to the extent, but only to the extent, that any such loss, damage, liability or expense arises out of, or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Holder Indemnified Party to IonQ specifically for use therein, or (ii) the failure of any Holder Indemnified Party to comply with its covenants and agreements hereunder.

(b)               To the extent permitted by applicable Law, if Registrable Securities held by the Holder are included in the securities as to which such registration, qualification or compliance is being effected, the Holder shall indemnify and hold harmless IonQ, each of its directors, officers, employees and other agents and representatives, each person controlling IonQ within the meaning of Section 15 of the Securities Act, and IonQ’s legal counsel and independent accountants (each an “IonQ Indemnified Party”), from and against all losses, damages and liabilities (or actions in respect thereof) arising out of, or based on, any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration,

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qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Holder in connection with any such registration, qualification or compliance, and the Holder shall reimburse each IonQ Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by the Holder to IonQ specifically for use therein; provided, however, that the total amount to be indemnified by the Holder shall be limited to the value of the Registrable Securities received by Holder, except in the case of fraud or willful misconduct committed by the Holder.

(c)               Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Law; provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d)               If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified Party and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred

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to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. IonQ and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d).

(e)               The obligations of IonQ and the Holder under this Section 5 shall survive the permitted transfer of any Registrable Securities by the Holder, the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 5.

6.                  Limitation on Assignment of Registration Rights. The rights of the Holder under this Agreement may not be assigned to any other Person.

7.                  Information by Holder. Holder of Registrable Securities to be included in the Registration Statement shall furnish to IonQ such information regarding the Holder, the Registrable Securities held by the Holder and the offer and sale or other distribution proposed by the Holder as may be required in connection with any registration, qualification or compliance contemplated by this Agreement, under applicable Law in order to permit IonQ to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of the Holder under the Securities Act, and/or as IonQ may reasonably request. Upon any disposal of Registrable Securities under the Registration Statement by the Holder, the Holder shall deliver to IonQ a notice of transfer certifying such disposition and acknowledging compliance with the prospectus delivery requirements of the Securities Act in connection therewith.

8.                  Reporting. Subject to Section 2 of this Agreement, during the term of this Agreement, IonQ shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of IonQ under the Securities Act and the Exchange Act.

9.                  Delay of Registration. The Holder shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

10.              Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable Law and regulation, IonQ may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholder the Holder pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and IonQ has, in lieu of then filing such Registration Statements or having such Registration

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Statements become effective, designated a previously filed or effective registration statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

11.              Rule 144 Requirements. With a view to making available to the Holder of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit the Holder to sell securities of IonQ to the public without registration, IonQ covenants that it will use its reasonable best efforts (a) to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (b) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (c) take such further action as the Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

12.              Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of the Agreement and, if to the Holder, to the Holder’s address set forth in the Agreement.

13.              Amendment of this Agreement. Subject to the provisions of applicable Law, IonQ and the Holder may amend this Agreement at any time pursuant to an instrument in writing signed on behalf of each of them.

14.              Governing Law. This Agreement, and all actions, Claims, matters, proceedings or counterclaims (whether based on contract, tort, or otherwise) arising out of, relating to, or be in connection with this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof or any related agreement (the “Relevant Matters”), shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 14 shall not apply to any Relevant Matter to the extent a related agreement selects a different governing Law, in which case, such governing Law provision in such related agreement shall control.

15.              Jurisdiction; Service of Process. The parties hereto irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement, the related agreements or the Transactions. To the fullest extent that they may effectively do so under applicable Law, the parties hereto irrevocably

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waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such legal proceeding brought in any such court and any claim that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such legal proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in the Agreement, such service to become effective ten (10) days after such mailing.

16.              Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.

17.              Entire Agreement. This Agreement, the related agreements, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder.

18.              Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19.              Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

20.              Specific Performance and Other Remedies.

(a)               The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, of any covenant, obligation or other agreement set forth in this Agreement or any related agreement, as the case may be, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such Order or injunction or in connection with any related action or legal proceeding.

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(b)               Any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

21.              Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

22.              Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

23.              Termination. This Agreement shall terminate and cease to be of any force and effect upon the earliest of (i) termination of the Agreement, (ii) at such time as the Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale under applicable Law and (iii) one (1) year after the Effective Date. For clarity, the obligations under Section 5 and Sections 11 through this Section 24 will survive any termination of this Agreement.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

IONQ, INC.

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

THE UNIVERSITY OF CHICAGO

By:	/s/ Paul Alivisatos
Name: Paul Alivisatos
Title: President

[Signature Page to Registration Rights Agreement]